EXHIBIT 99.1

August 30, 2013

Mr. Joseph Jones
Chief Financial Officer
RedFin Network, Inc.
1500 West Cypress Creek Road, Suite #411
Ft. Lauderdale, FL 33309

Subject: Resignation

Dear Joseph:

Effective immediately, please accept my resignation as CEO and member of the board of directors.

Should you need any assistance going forward relating to any RedFin matters, please feel free to give me a call.

Regards,

/s/ Michael E. Fasci

Michael E. Fasci